Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHEESECAKE FACTORY TO ACQUIRE FOX RESTAURANT CONCEPTS AND REMAINING INTEREST IN NORTH ITALIA

Reinforces leadership position in experiential dining

Calabasas Hills, Calif., — July 31, 2019 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it has entered into definitive agreements to acquire Fox Restaurant Concepts (“FRC”) and the remaining interest in North Italia, reinforcing its leadership position in experiential dining.

“Since making our initial minority investments in North Italia and Flower Child in 2016, we have not only helped fuel the growth of both brands, but also developed a deep relationship with Sam Fox at Fox Restaurant Concepts,” said David Overton, Chairman and Chief Executive Officer of The Cheesecake Factory Incorporated. “We realized the true potential of this relationship as we worked through the integration process for our planned acquisition of North Italia. It became evident that the combination of two of the most experiential and entrepreneurial restaurant companies could drive greater value as one organization.”

Overton continued, “In turn, we have decided to bring together North Italia and Fox Restaurant Concepts, including Flower Child, with The Cheesecake Factory to reinforce our leadership position in experiential dining. With the power of The Cheesecake Factory brand, infrastructure and growth potential, complemented by an additional growth vehicle in the North Italia concept and an incubation engine to develop concepts of the future, we believe we will be even better positioned to provide our guests with exceptional dining experiences, offer growth opportunities for our respective teams and maximize long-term value for our shareholders. We look forward to continuing to work with Sam to expand the businesses.”

Sam Fox, Founder and Chief Executive Officer of Fox Restaurant Concepts, said, “This partnership will be the first of its kind for the restaurant industry. David Overton and I quickly realized the magic occurring between our organizations while we worked through North Italia’s integration. With our aligned cultures and philosophies, The Cheesecake Factory is the right partner to embrace our creative spirit, enabling us to innovate concepts, while providing the infrastructure and capital to scale.”

The transactions will be completed for $308 million in cash at closing. An additional $45 million will be due ratably over the next four years. The Company previously invested $88 million in the North Italia and Flower Child concepts over the last three years in anticipation of their purchase. The cash due at closing will be funded by drawing on the Company’s upsized revolving credit facility and cash on hand. The FRC transaction also includes an earn-out provision based on the financial performance of the FRC brands outside of North Italia and

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Flower Child. The Cheesecake Factory Incorporated’s Board of Directors has unanimously approved the transactions, which are expected to close around the end of the third quarter of fiscal 2019, subject to the expiration of the applicable Hart-Scott-Rodino Act waiting period and other customary closing conditions. The transactions do not require approval by the Company’s shareholders.

Following the completion of the transactions, North Italia’s operations will be located at The Cheesecake Factory Incorporated’s corporate headquarters in Calabasas Hills, California to help scale the concept nationally. Since the initial investment in 2016, the Company has been working closely with North Italia’s operations and leadership team to construct a comprehensive integration plan. In turn, the Company anticipates a smooth integration process. FRC will operate as a wholly-owned subsidiary, and continue to be led by Sam Fox, Founder and Chief Executive Officer of FRC, from FRC’s headquarters in Phoenix, Arizona.

North Italia Transaction

North Italia turns a modern lens on Italian cooking in the upscale, casual-dining segment. All dishes are handmade from scratch daily. The concept currently has 20 locations in nine states and Washington D.C. At the close of the transaction, 21 locations are expected to be in operation. With average unit volumes of approximately $7 million, annualized run-rate revenues are expected to be approximately $150 million upon close of the transaction.

The Company will acquire the remaining interest in the North Italia concept for approximately $130 million in cash, bringing total consideration to $174 million, including $44 million previously invested, equating to approximately 1.2x run-rate revenues.

With Italian cuisine the number one ethnic food category in the United States, coupled with strong national reception of the North Italia concept to-date, the Company believes there is a significant long-term expansion opportunity, which is expected to support the Company’s plan for 20%-plus annual unit growth for the concept.

Fox Restaurant Concepts Transaction

Fox Restaurant Concepts (FRC) was founded by Sam Fox, a 10-time James Beard Award semifinalist for Restaurateur of the Year, New York Times best-selling cookbook author and recently named one of the 50 most influential people in the restaurant industry by Nation’s Restaurant News for the fifth consecutive year. FRC currently operates 45 restaurants across 7 states and Washington D.C. Each restaurant is individually designed to provide guests with a one-of-a-kind dining experience that will leave a lasting impression.

Annualized run-rate revenues are expected to be approximately $250 million at the close of the transaction. The Company will acquire FRC for approximately $178 million in cash at closing and $45 million due ratably over the next four years, resulting in total consideration, before the performance-driven earn-out provision, of $267 million including $44 million previously invested in Flower Child, equating to approximately 1.1x run-rate revenues.

Combination to Create Long-Term Value

The combined company is expected to be an experiential dining category leader with nearly $3 billion in pro forma 2020 revenues and anticipated 8%-plus revenue growth, comprised of targeted comparable sales growth of 1-2% and 6-7% targeted unit growth. With diversified concepts, meaningful unit growth drivers, significant scale, robust cash flow generation and a strong balance sheet, the combined company is anticipated to be uniquely positioned to drive long-term profitable growth in today’s restaurant industry.

The transactions have been structured to diversify operations, capitalize on The Cheesecake Factory Incorporated’s scale and infrastructure, maximize cash flow generation and maintain the respective teams’ focus on their core businesses. The Company also intends to capture supply chain, real estate and additional synergies over time. Excluding integration expenses, the transactions are expected to be approximately neutral to earnings per share in fiscal 2020 and accretive thereafter.

The acquisitions are expected to accelerate cash flow generation over time. The Company plans to maintain a balanced capital allocation strategy, investing in new restaurants that are expected to meet the Company’s targeted returns, repaying borrowings under the Company’s credit facility and continuing the dividend and share repurchase program.

Conference Call and Webcast

The Company will hold a conference call to discuss the transactions and review its results for the second quarter of fiscal 2019 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 30, 2019. An accompanying presentation related to the North Italia and FRC acquisitions can be downloaded from the Company’s website at investors.thecheesecakefactory.com. Financial results for the second quarter of fiscal 2019 were issued in a separate press release this afternoon.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale, casual-dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 219 restaurants throughout the United States, including Puerto Rico, and Canada, comprised of 202 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; two restaurants under the RockSugar Southeast Asian Kitchen® mark and one restaurant under the Social Monk Asian Kitchen® mark. Internationally, 22 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2019, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the sixth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

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About Fox Restaurant Concepts

Our story begins with Sam Fox, a third-generation restaurateur who is passionate about hospitality and endlessly inspired by food and design. He opened Wildflower in Tucson in 1998, and today has introduced dozens of ever-evolving Fox Restaurant Concepts brands, including Flower Child, Culinary Dropout, Blanco and The Henry. Now, 20 years later, we’ve grown to a team of over 5,000 employees in over 60 locations, including North Italia, that span across the U.S. The Fox Restaurants team is a community of creative thinkers who help bring Sam’s concepts to life. Starting in our Home Office in Phoenix (also known as the “Big Kitchen”), we immerse ourselves in every detail and develop each idea into fully-fledged, brick and mortar restaurant experiences all over the country. We love bringing passionate people and big ideas together, creating amazing experiences, and sharing stories over incredible food. We see every brand as a way for us to connect with and serve those who matter most - our people and our guests. For more information, visit www.foxrc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the planned acquisitions of North Italia and FRC, reinforcing the Company’s leadership position in experiential dining, the potential of the parties’ relationship and greater value, the power of The Cheesecake Factory brand, infrastructure and growth potential, complemented by an additional growth vehicle in the North Italia concept and an incubation engine to develop concepts of the future, the ability to provide guests with exceptional dining experiences, offer growth opportunities for the Company’s and FRC’s teams and maximize long-term value for shareholders, business expansion and growth, infrastructure and capital to scale, the timing of closing of the transactions, locations and leadership of operations, expectations regarding the integration process, expectations regarding additional restaurant locations and run-rate revenues, significant long-term expansion opportunity, unit growth, revenue growth, sales growth, potential for meaningful unit growth drivers, significant scale and robust cash flow generation and a strong balance sheet, the combined company’s anticipated unique position to drive long-term profitable growth in today’s restaurant industry, cash flow generation, supply chain, real estate and additional synergies over time, expectations regarding revenue and earnings per share in fiscal 2020 and thereafter, acceleration of cash flow generation over time, plans to maintain a balanced capital allocation strategy, investing in new restaurants that are expected to meet the Company’s targeted returns, repaying borrowings under the Company’s credit facility and maintaining the dividend and share repurchase program. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by factors outside of the Company’s control including: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements to acquire North Italia and FRC; the possibility that various closing conditions for the acquisitions of North Italia and FRC may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; the failure of the acquisitions to close for any other reason; the amount of fees and expenses related to the acquisitions; the ability to achieve projected financial results, economic and political conditions that impact consumer confidence and spending; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of the North Italia, Flower Child, Social Monk Asian Kitchen and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

Contacts:

Investors

The Cheesecake Factory Incorporated

Stacy Feit

(818) 871-3000

investorrelations@thecheesecakefactory.com

Media

Berk Communications

Marisa Carstens

(917) 328-4725

cheesecake@berkcommunications.com